UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	001-36872 (Commission File Number)	64-0693170 (I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)

(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(b)	Departure of Certain Officer
On February 17, 2017,  Terence E. Hall advised the Company's Corporate Secretary that he would not seek re-election to the Board of Directors (the "Board") of Hancock Holding Company at the next annual shareholders' meeting. Mr. Hall's decision is for personal reasons and is not a result of any disagreement with the Company. In announcing his decision Mr. Hall stated, "It has been an honor to serve alongside the other members of this Board and I feel that the Board and management have good direction and momentum and I am proud of what the bank has accomplished. Given the Board's retirement policy, this would be the last term I would be eligible for anyway, and with the quality of the new directors combined with the experience of the longer serving directors, I am confident that I am leaving the Company in good hands." At the Board meeting on February 23, 2017 the Company voted to eliminate the seat for which Mr. Hall would otherwise be nominated for election at the 2017 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

February 23, 2017	By:	/s/ Michael M. Achary
Michael M. Achary
SEVP & Chief Financial Officer